Exhibit 2.1

FIRST AMENDMENT TO
ASSET PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”), dated as of the 29th day of January, 2009, by and among Baltimore US Inc., a Delaware corporation (“U.S. Purchaser”), Baltimore Acquisition (Cayman Islands) Limited, an exempted company incorporated in the Cayman Islands (“Foreign Purchaser”, together with the U.S. Purchaser, the “Purchasers”), Chesapeake Corporation, a Virginia corporation (the “Company”) and the U.S. Operating Subsidiaries (as defined in the Agreement, and together with the Company, the “Sellers”), recites and provides as follows:

RECITALS

WHEREAS, the Sellers and the Purchasers are parties to that certain Asset Purchase Agreement, dated as of December 29, 2008 (the “Agreement”); and

WHEREAS, the Sellers and the Purchasers desire to amend the terms of the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.   Defined Terms.

Capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Agreement.

2.   Exhibit A.

Exhibit A to the Agreement is hereby amended and restated in its entirety, as set forth in Schedule A attached hereto.

3.   Section 6.5(c).

Section 6.5(c) of the Agreement is hereby deleted and replaced in its entirety as follows:

(c)           Sellers shall use their commercially reasonable efforts to: (i) obtain entry of the Bidding Procedures Order at the Bidding Procedures Hearing and, in any case, no later than January 20, 2009, (ii) ensure that Bids are due no later than March 17, 2009, (iii) ensure that the Auction (to the extent required by the Bankruptcy Court), during which Sellers will solicit qualified bids (“Qualified Bids”) from other prospective purchasers (collectively, “Qualified Bidders”) for the sale of all or substantially all of the Acquired Assets in accordance with the procedures set forth in the Bidding Procedures Order, shall be held and closed no later than March 19, 2009, (iv) obtain entry of the Sale

Order by no later than March 23, 2009 and (v) consummate the Closing as soon as practicable after the approval of the Sale Order and no later than April 3, 2009.

4.   Section 6.15.

Section 6.15 of the Agreement is hereby deleted and replaced in its entirety as follows:

6.15           Expenses.  Within one day after the Bidding Procedures Order is entered, Sellers shall pay (in cash) to or as directed by Purchasers (a) $478,440 in respect of unpaid Purchaser Expenses that accrued prior to the Commencement Date (the “Expense True-Up”), and (b) an Expense Deposit of $1,000,000.

5.   Sections 8.1(i) through (m).

Sections 8.1(i) through (m) of the Agreement are hereby deleted and replaced in their entirety as follows:

                         (i)         by Purchasers as a result of (A) the failure of the Bankruptcy Court to have entered an order approving the Bidding Procedures Order by no later than January 20, 2009 (or such later date as the Purchasers may determine in their sole discretion), or (B) following the entry of the Bidding Procedures Order but prior to the entry of the Sale Order, the Bidding Procedures Order ceases to be in full force and effect, or is revoked, rescinded, vacated, materially modified, reversed or stayed or otherwise rendered ineffective by a court of competent jurisdiction;

(j)           by Purchasers as a result of the failure of Sellers to require that Bids be due by no later than March 17, 2009 (or such later date as the Purchasers may determine in their sole discretion);

(k)           by Purchasers as a result of the failure of the Sellers to have held and closed the Auction by no later than March 19, 2009 (or such later date as the Purchasers may determine in their sole discretion);

(l)           by Purchasers as a result of (A) the failure of the Bankruptcy Court to have entered an order approving the Sale Order by no later than March 23, 2009 (or such later date as the Purchasers may determine in their sole discretion), or (B) following the entry of the order approving the Sale Order, the Sale Order ceases to be in full force and effect, or is revoked, rescinded, vacated, materially modified, reversed or stayed or otherwise rendered ineffective by a court of competent jurisdiction;

(m)           by Purchasers on any day after April 3, 2009 if the Closing shall not have been consummated by such date (or by such later date as shall be mutually agreed to by Purchasers and Sellers in writing), unless the Closing has not occurred due to a material failure of Purchasers to perform or observe their respective agreements as set forth in this Agreement required to be performed on or before the Closing Date; provided, that if the sole reason Closing shall not have occurred is the failure to obtain all required approvals under Section 7.1(a), then the date on which Purchasers may terminate this Agreement pursuant to this Section 8.1(m) shall be extended by the lesser of 30 days or two business days after such approvals are obtained; and

6.   Effective Time of Amendments.

The amendments set forth herein reflect the agreements among the parties reached on January 20, 2009, and, as such, shall be effective as of January 20, 2009.

7.   No Other Amendments.

Except as specifically amended hereby, the terms of the Agreement shall remain in full force and effect.

8.   Governing Law.

This Amendment shall be governed by and construed in accordance with the Laws of the State of New York (regardless of the Laws that might otherwise govern under applicable New York principles of conflicts of Law) as to all matters, including matters of validity, construction, effect, performance and remedies.

9.   Counterparts and Execution.

This Amendment may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Any counterpart may be executed by facsimile and such facsimile shall be deemed an original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered on the date first above written.

PURCHASERS:

BALTIMORE US INC.

By:           /s/ Jordan L. Kruse
Name:      Jordan L. Kruse
Its:           Co-President

BALTIMORE ACQUISITION (CAYMAN ISLANDS) LIMITED

By:           /s/ Stephen O'Donnell
Name:      Stephen O'Donnell
Its:           Director

SELLERS:

CHESAPEAKE CORPORATION

By:           /s/ Andrew J. Kohut
Name:      Andrew J. Kohut
Title:        President & Chief Executive Officer

CHESAPEAKE DISPLAY AND PACKAGING COMPANY

By:           /s/ J. P. Causey Jr.
Name:      J. P. Causey Jr.
Title:        Secretary

CHESAPEAKE FOREST PRODUCTS COMPANY, LLC

By:           /s/ J. P. Causey Jr.
Name:      J. P. Causey Jr.
Title:        Vice President

DELMARVA PROPERTIES, INC.

By:           /s/ J. P. Causey Jr.
Name:      J. P. Causey Jr.
Title:        Vice President

CARY ST. COMPANY

By:           /s/ Candace Formacek
Name:      Candace Formacek
Title:        Vice President

STONEHOUSE INC.

By:           /s/ J. P. Causey Jr.
Name:      J. P. Causey Jr.
Title:        Vice President

CHESAPEAKE PHARMACEUTICAL PACKAGING COMPANY INC.

By:           /s/ J. P. Causey Jr.
Name:      J. P. Causey Jr.
Title:        Vice President

CHESAPEAKE INTERNATIONAL HOLDING COMPANY

By:           /s/ J. P. Causey Jr.
Name:      J. P. Causey Jr.
Title:        Vice President

CHESAPEAKE PRINTING AND PACKAGING COMPANY

By:           /s/ J. P. Causey Jr.
Name:      J. P. Causey Jr.
Title:        Vice President

SHEFFIELD, INC.

By:           /s/ J. P. Causey Jr.
Name:      J. P. Causey Jr.
Title:        President

CHESAPEAKE ASSETS COMPANY

By:           /s/ J. P. Causey Jr.
Name:      J. P. Causey Jr.
Title:        President

CHESAPEAKE RECYCLING COMPANY

By:           /s/ J. P. Causey Jr.
Name:      J. P. Causey Jr.
Title:        President

CHESAPEAKE CORPORATION (A WISCONSIN CORPORATION)

By:           /s/ J. P. Causey Jr.
Name:      J. P. Causey Jr.
Title:        President

CHESAPEAKE CORPORATION (A MASSACHUSETTS CORPORATION)

By:           /s/ J. P. Causey Jr.
Name:      J. P. Causey Jr.
Title:        President

CHESAPEAKE CORPORATION (A DISTRICT OF COLUMBIA CORPORATION)

By:           /s/ J. P. Causey Jr.
Name:      J. P. Causey Jr.
Title:        President

CHESAPEAKE CORPORATION (AN ILLINOIS CORPORATION)

By:           /s/ J. P. Causey Jr.
Name:      J. P. Causey Jr.
Title:        President

CHESAPEAKE CORPORATION (A LOUISIANA CORPORATION)

By:           /s/ J. P. Causey Jr.
Name:      J. P. Causey Jr.
Title:        President

THE CHESAPEAKE CORPORATION OF VIRGINIA

By:           /s/ J. P. Causey Jr.
Name:      J. P. Causey Jr.
Title:        President

Exhibit A
Form of Bidding Procedures Order

See attached.